UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2014

EASTON-BELL SPORTS, INC.

(Exact Name of registrant as specified in charter)

Delaware	333-123927	20-1636283
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

7855 Haskell Avenue, Suite 200

Van Nuys, CA 91406

(Address of principal executive offices, including zip code)

(818) 902-5800

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On February 13, 2014, Easton-Bell Sports, Inc., a Delaware corporation (the “Company”), entered into an Asset Purchase Agreement (the “Asset Purchase Agreement”), by and among BPS Greenland Inc., a Delaware corporation (the “U.S. Buyer”), BPS Greenland Corp., a corporation governed by the Canada Business Corporations Act (the “Canadian Buyer”, and together with the U.S. Buyer, the “Buyers”), Easton Sports, Inc., a California corporation (“ESI”), Easton Sports Canada, Inc., a Canadian corporation (“ESC” and, together with ESI, the “Sellers”), Easton-Bell Sports, LLC, a Delaware limited liability company, and Bauer Hockey Inc., a Vermont corporation (“Bauer Hockey”). The Buyers are each affiliates of Bauer Hockey. Pursuant to the Asset Purchase Agreement, the Buyers have agreed, subject to certain exceptions, to purchase substantially all of the assets and assume certain liabilities of the Sellers relating to the Sellers’ baseball, softball and lacrosse businesses.

In consideration for the transactions contemplated by the Asset Purchase Agreement, the Sellers will receive $330,000,000 in cash consideration, subject to a post-closing working capital adjustment. The closing of the transaction is conditioned upon the expiration or termination of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and other customary closing conditions. It is expected that the asset sale will close in approximately 30-60 days, subject to the satisfaction of the closing conditions.

As part of the transactions contemplated by the Asset Purchase Agreement, the Company will retain a license to the “Easton” brand name for use in its hockey and cycling operations.

The foregoing is only a summary of the material terms of the Asset Purchase Agreement and does not purport to be complete, and is qualified by reference to the Asset Purchase Agreement, a copy of which is attached to this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

ITEM 8.01	Other Events.

The press release announcing the Asset Purchase Agreement, dated as of February 13, 2014, is attached hereto as Exhibit 99.1.

Following completion of the transactions contemplated by the Asset Purchase Agreement, the Company announced that it will be renamed BRG Sports, Inc.

As part of the foregoing, the Company obtained the consent of its lenders under its existing revolving credit agreement to permit the sale of substantially all the assets of the Sellers relating to the Sellers’ baseball, softball and lacrosse businesses. The consent is subject to certain conditions, including the paydown of outstanding revolver debt.

Exhibit No.	Description

Exhibit 10.1	Asset Purchase Agreement, dated as of February 13, 2014, by and among the Company, the Buyers, the Buyers’ Guarantor, the Sellers, and the Sellers’ Guarantors

Exhibit 99.1	Press Release dated February 13, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTON-BELL SPORTS, INC.

Date: February 17, 2014	By:	/s/ Mark Tripp
	Name:	Mark Tripp
	Title:	Chief Financial Officer, Senior Vice President, Treasurer and Secretary